Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Landmark Bancorp, Inc.
Patrick L. Alexander, President
Phone: 785-565-2000

LANDMARK BANCORP, INC.

ANNOUNCES COMPLETION OF ACQUISITION OF

FIRST KANSAS FINANCIAL CORPORATION

Merger Expands Kansas Based Community Banking Organization

(Manhattan, Kansas April 1, 2004) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq National Market System - “LARK”), announced today the completion of its acquisition of First Kansas Financial Corporation (Nasdaq SmallCap Market System – “FKAN”).  Concurrent with the closing of the merger, First Kansas Federal Savings Bank, the wholly-owned subsidiary of First Kansas headquartered in Osawatomie, Kansas, was merged with Landmark National Bank, the wholly-owned subsidiary of Landmark.

Pursuant to the terms of the Agreement and Plan of Merger, dated November 13, 2003, First Kansas’s shareholders will receive $19.00 for each share of First Kansas common stock.  Letters of transmittal regarding the procedures for First Kansas shareholders to exchange their shares for cash will be sent to former First Kansas shareholders in the near future.

The acquisition will add six branches to Landmark’s operations and the eighteen branch network covers twelve Kansas counties.  With combined assets of approximately $485 million after the acquisition, Landmark ranks as the third largest public bank holding company in Kansas.

Patrick L. Alexander, President of Landmark, said, “We are excited about our acquisition of First Kansas.  The combination expands our franchise into eastern Kansas, particularly the high growth market areas encompassed by Miami County, and positions us to participate in the dynamic economic environment these communities are experiencing.  These markets present Landmark with outstanding potential for revenue generation and asset growth. First Kansas’s product line will be expanding to our full-service array of banking products.  We are pleased to welcome our new customer base to our Landmark community banking organization and are looking forward to participating within their communities.”

Larry V. Bailey, the former President of First Kansas, said, “We are pleased with joining forces with Landmark.  We believe the combination is a terrific match for our customers, our associates, and the communities we serve.  We are also pleased that First Kansas directors will remain associated with Landmark in an advisory capacity.”

Landmark Bancorp, Inc. is a bank holding company headquartered in Manhattan, Kansas, which owns all of the stock of Landmark National Bank, a national commercial bank.  After the completion of the acquisition, Landmark National Bank has branches in Manhattan (2), Auburn, Beloit, Dodge City (2), Fort Scott, Garden City, Great Bend, Hoisington, LaCrosse, Louisburg, Osage City, Osawatomie, Paola, Phillipsburg, Topeka and Wamego, Kansas.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Landmark and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Landmark’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and Landmark undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of Landmark to control or predict, could cause actual results to differ materially from those in Landmark’s forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning Landmark’s general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of Landmark’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Landmark; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark and its business, including additional factors that could materially affect Landmark’s financial results, is included in its filings with the Securities and Exchange Commission.